EXHIBIT 10(F)*











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                                                                   EXHIBIT 10(f)

                    AMENDMENT TO THE GUILFORD MILLS, INC.
                            1991 STOCK OPTION PLAN


      The first paragraph of Article II of the Option Plan is deleted in its entirety and the following is substituted in its place in order to reflect the increase in the number of shares authorized to be issued under the Option Plan from 2,025,000 (the original number of shares authorized to be issued under the Option Plan as adjusted, pursuant to the terms of the Option Plan, for two 3-for-2 stock splits) to 2,500,000:

            The total number of shares of common stock of the Company which may be purchased or acquired pursuant to the exercise of Options or Rights granted under the Plan shall not exceed, in the aggregate, Two Million Five Hundred Thousand (2,500,000) shares of the authorized common stock, $.02 par value per share, of the Company (the "Shares"), such number to be subject to adjustment as provided in Article XVIII hereof. Shares that are the subject of Rights and related Options shall be counted only once in determining whether the maximum number of Shares that may be purchased or awarded under the Plan has been exceeded.